Exhibit 10.1

STONERIDGE, INC.
LONG-TERM INCENTIVE PLAN
AMENDMENT TO
RESTRICTED SHARES GRANT AGREEMENT

Recitals

1.           Stoneridge, Inc., an Ohio corporation (the “Company”) and __________________ (“Grantee”) are parties to a Restricted Shares Grant Agreement dated February 25, 2007 (the “RSGA”).

2.           Pursuant to the pursuant to the terms and conditions RSGA the Grantee was granted Common Shares, without par value, of the Company (the “Restricted Shares”).

3.           The grant of Restricted Shares under the RSGA was comprised of two separate mutually exclusive parts, Award I (time-based restricted shares) and Award II (performance-based restricted shares).

4.           In the event of a Change in Control the Award II Restricted Shares conditioned the lapse of the risk of forfeiture (vesting) on the price of the Company’s Common Shares, calculated by the average of the closing price of the Common Shares for the ten trading days immediately preceding the date of the Change in Control, being equal to or greater than $6.05 per share.

5.           The $6.05 price floor condition in the event of a Change in Control was a holdover in the form of grant agreement from a prior year and Compensation Committee has determined that it should not be applied to awards of restricted common shares made in 2007.

Amendment

The RSGA is hereby amended by deleting subsection 5(b) in its entirety and replacing it with the following:

“5(b)        a Change in Control of the Company (as defined in the Plan); subject to the proviso below, or”

The remainder of the RSGA shall remain unchanged.
IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of the 3rd day of May, 2009.

STONERIDGE, INC.

By
John Corey

The foregoing is hereby accepted.

(Signature)